SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 26, 2001 (November 26, 2001)

NEXTEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-26649	91-1671412
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, Including Area Code:       (703) 390-5100

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On November 26, 2001, Nextel International, Inc. (“NII”) completed the sale of its entire equity position of 13.7 million shares in TELUS Corporation through a bought deal transaction with TD Securities. The transaction resulted in estimated net proceeds of $196.5 million to NII, of which approximately $57.4 million will be pledged in escrow to secure an outstanding loan, which was already secured by the TELUS shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.
Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL INTERNATIONAL, INC

/s/ ROBERT J. GILKER By: Robert J. Gilker Vice President and General Counsel

Date: November 26, 2001